Exhibit 10.5

SOLICITATION/CONTRACT/ORDER FOR COMMERCIAL ITEMS

Offeror to Complete Blocks 12, 17, 23, 24, & 30

1. Requisition Number: NTIA9110-8-26067

PAGE 1 OF 31

2. Contract No.: DG133508CN0002

3. Award/Effective Date: Oct 18, 2007

4. Order Number:

5. Solicitation Number: NTIA9110-7-12841

6. Solicitation Issue Date: Jul 07, 2007

7. For Solicitation Information Call: a. Name: DIANE R. TRICE, Diane.Trice@noaa.gov

b. Telephone Number (No collect calls): 301-713-0838 x 102

8. Offer Due Date/Local Time: /

9. Issued By — Code F6001201

DOC/NOAA/AGO
STAFF OFFICE & EXTERNAL CLIENTS, AD
1305 EAST WEST HIGHWAY, RM 7601
SILVER SPRING, MD 20910

10. This Acquisition is

- [ ] Unrestricted
- [ ] Set-Aside   % for
- [ ] Small Business
- [ ] Emerging Small Business
- [ ] HUBZone Small Business
- [ ] Service-Disabled Veteran-Owned
- [ ] 8(a)

NAICS: ___

Size Standard: ___

11. Delivery for FOB Destination Unless Block is Marked.
- [ ] See Schedule

12. Discount Terms
Discount: 0%
Net due: 30

- [ ] 13a. This contract is a rated order under DPAS (15 CFR 700)

13b. Rating

14. Method of Solicitation: [X] RFQ [ ] IFB [ ] RFP

15. Deliver To — Code NTIA9110

16. Administered By — Code F6001201

DOC/NOAA/AGO
STAFF OFFICE & EXTERNAL CLIENTS, AD
1305 EAST WEST HIGHWAY, RM 7601
SILVER SPRING, MD 20910

17a. Contractor/Offeror — Code 00000190 Facility Code

NEUSTAR, INC.
46000 CENTER OAK PLAZA
STERLING VA 201666593

Telephone No. 571 434 5772   TIN: 522141938

18a. Payment Will Be Made By — Code NISTOPAY

USDOC/NIST
100 BUREAU DRIVE; MAIL STOP 1621
BLDG 101 RM A 836, ATTN ACCOUNTS PAYABLE
GAITHERSBURG MD 20899-1621

17b. Check if Remittance is Different and Put Such Address in Offer. [ ]

18b. Submit Invoices to Address Shown in Block 18a Unless Box Below is Checked. [X] See Addendum.

19. ITEM NO.	20. SCHEDULE OF SUPPLIES/SERVICES	21. QUANTITY	22. UNIT	23. UNIT PRICE	24. AMOUNT

25. Accounting and Appropriation Data
61081050012100120101010000000000000000000002599000000000000

26. Total Award Amount (For Govt. Use Only): US 0.00

[ ] 27a. Solicitation incorporates by reference FAR 52.212-1, 52.212-4. FAR 52.212-3 and 52.212-5 are attached. Addenda [ ] are [ ] are not attached

[X] 27b. Contract/Purchase Order incorporates by reference FAR 52.212-4. 52.212-5 is attached. Addenda [X] are [ ] are not attached

[X] 28. Contractor is required to sign this document and return 3 copies to Issuing Office. Contractor agrees to furnish and deliver all items set forth or otherwise identified above and on any additional sheets subject to the terms and conditions specified herein.

[X] 29. Award of Contract: Reference. Quote Offer Dated Jul 30, 2007. Your offer on Solicitation (Block 5), including any additions or changes which are set forth herein, is accepted as to items:

30a. Signature of Offeror/Contractor: [signature]

31a. United States of America (Signature of Contracting Officer)

30b. Name and Title of Signer (Type or Print): RICHARD TINDAL VICE PRESIDENT REGISTRY

30c. Date Signed: 10/18/07.

31b. Name of Contracting Officer (Type or Print): DIANE R. TRICE, Diane.Trice@noaa.gov

31c. Date Signed

32a. Quantity in Column 21 Has Been
[ ] Received [ ] Inspected [ ] Accepted, and Conforms to the Contract, Except as Noted: ______

32b. Signature of Authorized Government Representative

32c. Date

32d. Printed Name and Title of Authorized Government Representative

32e. Mailing Address of Authorized Government Representative

32f. Telephone Number of Authorized Government Representative

32g. E-mail of Authorized Government Representative

33. Ship Number
[ ] Partial [ ] Final

34. Voucher Number

35. Amount Verified Correct For

36. Payment
[ ] Complete [ ] Partial [ ] Final

37. Check Number

38. S/R Account Number

39. S/R Voucher Number

40. Paid By

41a. I certify this account is correct and proper for payment

41b. Signature and Title of Certifying Officer

41c. Date

42a. Received By (Print)

42b. Received At (Location)

42c. Date Rec'd (YY/MM/DD)

42d. Total Containers

STANDARD FORM 1449 (REV 3/2005)
Prescribed by GSA - FAR (48 CFR) 53.212

SCHEDULE Continued

Item No.	Supplies/Services	Quantity	Unit	Unit Price	Amount

	BASE PERIOD	1	EA	0.00	0.00
0001	Perform the services required by the SOW
	Period of Performance: Base 3 year period plus 2 option years (5 years), beginning on October 26, 2007.
	OPTION PERIOD ONE

0002	Perform the services required by the SOW. Option year One.	1	EA	0.00	0.00
	Period of Performance: 365 days, begning the day after the base period expires.
	Option Period Two
0003	Perform the services required by the SOW. Option Period Two	1	EA	0.00	0.00
	Period of Performance: 365 days, begining the day after Option One expires.

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Table of Contents
Page

SECTION C — DESCRIPTION/SPECIFICATIONS/WORK STATEMENT	4
C.1 52.212-4 CONTRACT TERMS AND CONDITIONS—COMMERCIAL ITEMS (FEB 2007)	4
C.2 52.212-5 CONTRACT TERMS AND CONDITIONS REQUIRED TO IMPLEMENT STATUTES OR EXECUTIVE ORDERS—COMMERCIAL ITEMS (SEP 2007)	7
C.3 Statement Of Work \\Ocswinnt13\noaa$\NOAADRT\US\usTLD SOW.doc	11
C.4 52.217-2 CANCELLATION UNDER MULTI-YEAR CONTRACTS (OCT 1997)	25
C.5 52.217-8 OPTION TO EXTEND SERVICES (NOV 1999)	27
C.6 52.217-9 OPTION TO EXTEND THE TERM OF THE CONTRACT (MAR 2000)	27
SECTION F — DELIVERIES OR PERFORMANCE	28
F.1 1352.215-70 PERIOD OF PERFORMANCE (MAR 2000)	28
SECTION G — CONTRACT ADMINISTRATION DATA	29
G.1 1352.201-71 CONTRACTING OFFICER’S TECHNICAL REPRESENTATIVE (COTR) (FEB 2005)	29
SECTION H — SPECIAL CONTRACT REQUIREMENTS	30
H.1 1352.208-70 PRINTING (MAR 2000)	30
H.2 1352.209-71 ORGANIZATIONAL CONFLICT OF INTEREST (MAR 2000)	30
H.3 1352.209-72 RESTRICTIONS AGAINST DISCLOSURE (MAR 2000)	30
H.4 1352.209-73 COMPLIANCE WITH THE LAWS (MAR 2000)	30
H.5 1352.231-70 DUPLICATION OF EFFORT (MAR 2000)	30
H.6 1352.252-70 REGULATORY NOTICE (MAR 2000)	31

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C.1 52.212-4 CONTRACT TERMS AND CONDITIONS—COMMERCIAL ITEMS (FEB 2007)
     (a) “Inspection/Acceptance.” The Contractor shall only tender for acceptance those items that conform to the requirements of this contract. The Government reserves the right to inspect or test any supplies or services that have been tendered for acceptance. The Government may require repair or replacement of nonconforming supplies or reperformance of nonconforming services at no increase in contract price. If repair/replacement or reperformance will not correct the defects or is not possible, the Government may seek an equitable price reduction or adequate consideration for acceptance of nonconforming supplies or services. The Government must exercise its post-acceptance rights—
          (1) Within a reasonable time after the defect was discovered or should have been discovered; and
          (2) Before any substantial change occurs in the condition of the item, unless the change is due to the defect in the item.
     (b) “Assignment.” The Contractor or its assignee may assign its rights to receive payment due as a result of performance of this contract to a bank, trust company, or other financing institution, including any Federal lending agency in accordance with the Assignment of Claims Act (31 U.S.C. 3727). However, when a third party makes payment (e.g., use of the Governmentwide commercial purchase card), the Contractor may not assign its rights to receive payment under this contract.
     (c) “Changes.” Changes in the terms and conditions of this contract may be made only by written agreement of the parties.
     (d) “Disputes.” This contract is subject to the Contract Disputes Act of 1978, as amended (41 U.S.C. 601-613). Failure of the parties to this contract to reach agreement on any request for equitable adjustment, claim, appeal or action arising under or relating to this contract shall be a dispute to be resolved in accordance with the clause at FAR 52.233-1, Disputes, which is incorporated herein by reference. The Contractor shall proceed diligently with performance of this contract, pending final resolution of any dispute arising under the contract.
     (e) “Definitions.” The clause at FAR 52.202-1, Definitions, is incorporated herein by reference.
     (f) “Excusable delays.” The Contractor shall be liable for default unless nonperformance is caused by an occurrence beyond the reasonable control of the Contractor and without its fault or negligence such as, acts of God or the public enemy, acts of the Government in either its sovereign or contractual capacity, fires, floods, epidemics, quarantine restrictions, strikes, unusually severe weather, and delays of common carriers. The Contractor shall notify the Contracting Officer in writing as soon as it is reasonably possible after the commencement of any excusable delay, setting forth the full particulars in connection therewith, shall remedy such occurrence with all reasonable dispatch, and shall promptly give written notice to the Contracting Officer of the cessation of such occurrence.
     (g) “Invoice.”
          (1) The Contractor shall submit an original invoice and three copies (or electronic invoice, if authorized) to the address designated in the contract to receive invoices. An invoice must include—
               (i) Name and address of the Contractor;
               (ii) Invoice date and number;
               (iii) Contract number, contract line item number and, if applicable, the order number;
               (iv) Description, quantity, unit of measure, unit price and extended price of the items delivered;
               (v) Shipping number and date of shipment, including the bill of lading number and weight of shipment if shipped on Government bill of lading;
               (vi) Terms of any discount for prompt payment offered;
               (vii) Name and address of official to whom payment is to be sent;
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               (viii) Name, title, and phone number of person to notify in event of defective invoice; and
               (ix) Taxpayer Identification Number (TIN). The Contractor shall include its TIN on the invoice only if required elsewhere in this contract.
               (x) Electronic funds transfer (EFT) banking information.
                    (A) The Contractor shall include EFT banking information on the invoice only if required elsewhere in this contract.
                    (B) If EFT banking information is not required to be on the invoice, in order for the invoice to be a proper invoice, the Contractor shall have submitted correct EFT banking information in accordance with the applicable solicitation provision, contract clause (e.g., 52.232-33, Payment by Electronic Funds Transfer-Central Contractor Registration, or 52.232-34, Payment by Electronic Funds Transfer-Other Than Central Contractor Registration), or applicable agency procedures.
                    (C) EFT banking information is not required if the Government waived the requirement to pay by EFT.
          (2) Invoices will be handled in accordance with the Prompt Payment Act (31 U.S.C. 3903) and Office of Management and Budget (OMB) prompt payment regulations at 5 CFR part 1315.
     (h) “Patent indemnity.” The Contractor shall indemnify the Government and its officers, employees and agents against liability, including costs, for actual or alleged direct or contributory infringement of, or inducement to infringe, any United States or foreign patent, trademark or copyright, arising out of the performance of this contract, provided the Contractor is reasonably notified of such claims and proceedings.
     (i) “Payment.”—
          (1) “Items accepted.” Payment shall be made for items accepted by the Government that have been delivered to the delivery destinations set forth in this contract.
          (2) “Prompt payment.” The Government will make payment in accordance with the Prompt Payment Act (31 U.S.C. 3903) and prompt payment regulations at 5 CFR part 1315.
          (3) “Electronic Funds Transfer (EFT).” If the Government makes payment by EFT, see 52.212-5(b) for the appropriate EFT clause.
          (4) “Discount.” In connection with any discount offered for early payment, time shall be computed from the date of the invoice. For the purpose of computing the discount earned, payment shall be considered to have been made on the date which appears on the payment check or the specified payment date if an electronic funds transfer payment is made.
          (5) “Overpayments.” If the Contractor becomes aware of a duplicate contract financing or invoice payment or that the Government has otherwise overpaid on a contract financing or invoice payment, the Contractor shall immediately notify the Contracting Officer and request instructions for disposition of the overpayment.
     (j) “Risk of loss.” Unless the contract specifically provides otherwise, risk of loss or damage to the supplies provided under this contract shall remain with the Contractor until, and shall pass to the Government upon:
          (1) Delivery of the supplies to a carrier, if transportation is f.o.b. origin; or
          (2) Delivery of the supplies to the Government at the destination specified in the contract, if transportation is f.o.b. destination.
     (k) “Taxes.” The contract price includes all applicable Federal, State, and local taxes and duties.
     (l) “Termination for the Government’s convenience.” The Government reserves the right to terminate this contract, or any part hereof, for its sole convenience. In the event of such termination, the Contractor shall immediately stop all work hereunder and shall immediately cause any and all of its suppliers and subcontractors to cease work. Subject to the terms of this contract, the Contractor shall be paid a percentage of the contract price reflecting the percentage of the work performed prior to the notice of termination, plus reasonable charges the Contractor can demonstrate to the satisfaction of the
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Government using its standard record keeping system, have resulted from the termination. The Contractor shall not be required to comply with the cost accounting standards or contract cost principles for this purpose. This paragraph does not give the Government any right to audit the Contractor’s records. The Contractor shall not be paid for any work performed or costs incurred which reasonably could have been avoided.
     (m) “Termination for cause.” The Government may terminate this contract, or any part hereof, for cause in the event of any default by the Contractor, or if the Contractor fails to comply with any contract terms and conditions, or fails to provide the Government, upon request, with adequate assurances of future performance. In the event of termination for cause, the Government shall not be liable to the Contractor for any amount for supplies or services not accepted, and the Contractor shall be liable to the Government for any and all rights and remedies provided by law. If it is determined that the Government improperly terminated this contract for default, such termination shall be deemed a termination for convenience.
     (n) “Title.” Unless specified elsewhere in this contract, title to items furnished under this contract shall pass to the Government upon acceptance, regardless of when or where the Government takes physical possession.
     (o) “Warranty.” The Contractor warrants and implies that the items delivered hereunder are merchantable and fit for use for the particular purpose described in this contract.
     (p) “Limitation of liability.” Except as otherwise provided by an express warranty, the Contractor will not be liable to the Government for consequential damages resulting from any defect or deficiencies in accepted items.
     (q) “Other compliances.” The Contractor shall comply with all applicable Federal, State and local laws, executive orders, rules and regulations applicable to its performance under this contract.
     (r) “Compliance with laws unique to Government contracts.” The Contractor agrees to comply with 31 U.S.C. 1352 relating to limitations on the use of appropriated funds to influence certain Federal contracts; 18 U.S.C. 431 relating to officials not to benefit; 40 U.S.C. 3701, et seq., Contract Work Hours and Safety Standards Act; 41 U.S.C. 51-58, Anti-Kickback Act of 1986; 41 U.S.C. 265 and 10 U.S.C. 2409 relating to whistleblower protections; 49 U.S.C. 40118, Fly American; and 41 U.S.C. 423 relating to procurement integrity.
     (s) “Order of precedence.” Any inconsistencies in this solicitation or contract shall be resolved by giving precedence in the following order:
          (1) The schedule of supplies/services.
          (2) The Assignments, Disputes, Payments, Invoice, Other Compliances, and Compliance with Laws Unique to Government Contracts paragraphs of this clause.
          (3) The clause at 52.212-5.
          (4) Addenda to this solicitation or contract, including any license agreements for computer software.
          (5) Solicitation provisions if this is a solicitation.
          (6) Other paragraphs of this clause.
          (7) The Standard Form 1449.
          (8) Other documents, exhibits, and attachments.
          (9) The specification.
     (t) “Central Contractor Registration (CCR).”
          (1) Unless exempted by an addendum to this contract, the Contractor is responsible during performance and through final payment of any contract for the accuracy and completeness of the data within the CCR database, and for any liability resulting from the Government’s reliance on inaccurate or incomplete data. To remain registered in the CCR database after the initial registration, the Contractor is required to review and update on an annual basis from the date of initial registration or subsequent updates its information in the CCR database to ensure it is current, accurate and complete. Updating information in the
     CCR does not alter the terms and conditions of this contract and is not a substitute for a properly executed contractual document.
          (2)
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SECTION C
DESCRIPTION/SPECIFICATIONS/WORK STATEMENT
     (i) If a Contractor has legally changed its business name, “doing business as” name, or division name (whichever is shown on the contract), or has transferred the assets used in performing the contract, but has not completed the necessary requirements regarding novation and change-of-name agreements in FAR Subpart 42.12, the Contractor shall provide the responsible Contracting Officer a minimum of one business day’s written notification of its intention to
     (A) change the name in the CCR database;
     (B) comply with the requirements of Subpart 42.12; and
     (C) agree in writing to the timeline and procedures specified by the responsible Contracting Officer. The Contractor must provide with the notification sufficient documentation to support the legally changed name.
     (ii) If the Contractor fails to comply with the requirements of paragraph (t)(2)(i) of this clause, or fails to perform the agreement at paragraph (t)(2)(i)(C) of this clause, and, in the absence of a properly executed novation or change-of-name agreement, the CCR information that shows the Contractor to be other than the Contractor indicated in the contract will be considered to be incorrect information within the meaning of the “Suspension of Payment” paragraph of the electronic funds transfer (EFT) clause of this contract.
     (3) The Contractor shall not change the name or address for EFT payments or manual payments, as appropriate, in the CCR record to reflect an assignee for the purpose of assignment of claims (see Subpart 32.8, Assignment of Claims). Assignees shall be separately registered in the CCR database. Information provided to the Contractor’s CCR record that indicates payments, including those made by EFT, to an ultimate recipient other than that Contractor will be considered to be incorrect information within the meaning of the “Suspension of payment” paragraph of the EFT clause of this contract.
     (4) Offerors and Contractors may obtain information on registration and annual confirmation requirements via the internet at http://www.ccr.gov or by calling 1-888-227-2423 or 269-961-5757.
          (End of Clause)
C.2 52.212-5 CONTRACT TERMS AND CONDITIONS REQUIRED TO IMPLEMENT STATUTES OR EXECUTIVE ORDERS—COMMERCIAL ITEMS (SEP 2007)
     (a) The Contractor shall comply with the following Federal Acquisition Regulation (FAR) clause, which is incorporated in this contract by reference, to implement provisions of law or Executive orders applicable to acquisitions of commercial items:
          (1) 52.233-3, Protest after Award (Aug 1996) (31 U.S.C. 3553).
          (2) 5.233-4, Applicable Law for Breach of Contract Claim (Oct 2004) (Pub. L. 108-77, 108-78).
     (b) The Contractor shall comply with the FAR clauses in this paragraph (b) that the Contracting Officer has indicated as being incorporated in this contract by reference to implement provisions of law or Executive orders applicable to acquisitions of commercial items:
                          (1) 52.203-6, Restrictions on Subcontractor Sales to the Government (Sep 2006), with Alternate I (Oct 1995)(41 U.S.C. 253g and 10 U.S.C. 2402).
                          (2) 52.219-3, Notice of Total HUBZone Set-Aside (Jan 1999) (15 U.S.C. 657a).
                          (3) 52.219-4, Notice of Price Evaluation Preference for HUBZone
Small Business Concerns (July 2005) (if the offeror elects to waive the preference, it shall so indicate in its offer) (15 U.S.C. 657a)
          (4) [Reserved]
          (5)
                          (i) 52.219-6, Notice of Total Small Business Set-Aside (June 2003) (15 U.S.C. 644).
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                          (ii) Alternate I (Oct 1995) of 52.219-6.
                          (iii) Alternate II (Mar 2004) of 52.219-6.
     (6)
                          (i) 52.219-7, Notice of Partial Small Business Set-Aside (June 2003) (15 U.S.C. 644).
                          (ii) Alternate I (Oct 1995) of 52.219-7.
                          (iii) Alternate II (Mar 2004) of 52.219-7.
                          (7) 52.219-8, Utilization of Small Business Concerns (May 2004) (15 U.S.C. 637(d)(2) and (3)).
     (8)
     XX (i) 52.219-9, Small Business Subcontracting Plan (Sep 2007) (15 U.S.C. 637(d)(4).
                          (ii) Alternate I (Oct 2001) of 52.219-9.
                          (iii) Alternate II (Oct 2001) of 52.219-9.
                          (9) 52.219-14, Limitations on Subcontracting (Dec 1996) (15 U.S.C. 637(a)(14)).
                          (10) 52.219-16, Liquidated Damages—Subcontracting Plan (Jan 1999) (15 U.S.C. 637(d)(4)(F)(i)).
     (11)
                          (i) 52.219-23, Notice of Price Evaluation Adjustment for Small Disadvantaged Business Concerns (Sept 2005) (10 U.S.C. 2323) (if the offeror elects to waive the adjustment, it shall so indicate in its offer).
                          (ii) Alternate I (June 2003) of 52.219-23.
                          (12) 52.219-25, Small Disadvantaged Business Participation Program-Disadvantaged Status and Reporting (Oct 1999) (Pub. L. 103-355, section 7102, and 10 U.S.C. 2323).
                          (13) 52.219-26, Small Disadvantaged Business Participation Program-Incentive Subcontracting (Oct 2000) (Pub. L. 103-355, section 7102, and 10 U.S.C. 2323).
                          (14) 52.219-27, Notice of Total Service-Disabled Veteran-Owned Small Business Set-Aside (May 2004) (15 U.S.C. 657 f).
     XX (15) 52.219-28, Post Award Small Business Program Rerepresentation (June 2007) (15 U.S.C. 632(a)(2)).
                          (16) 52.222-3, Convict Labor (June 2003) (E.O. 11755).
                          (17) 52.222-19, Child Labor—Cooperation with Authorities and Remedies (Aug 2006) (E.O. 13126).
                          (18) 52.222-21, Prohibition of Segregated Facilities (Feb 1999).
                          (19) 52.222-26, Equal Opportunity (Apr 2002) (E.O. 11246).
                          (20) 52.222-35, Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (Sept 2006) (38 U.S.C. 4212).
                          (21) 52.222-36, Affirmative Action for Workers with Disabilities (Jun 1998) (29 U.S.C. 793).
                          (22) 52.222-37, Employment Reports on Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (Sept 2006) (38 U.S.C. 4212).
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                          (23) 52.222-39, Notification of Employee Rights Concerning Payment of Union Dues or Fees (Dec 2004) (E.O. 13201).
     (24)
                          (i) 52.222-50, Combating Trafficking in Persons (Aug 2007) (Applies to all contracts).
                          (ii) Alternate I (Aug 2007) of 52.222-50.
     (25)
                          (i) 52.223-9, Estimate of Percentage of Recovered Material Content for EPA-Designated Products (Aug 2000) (42 U.S.C. 6962(c)(3)(A)(ii)).
                          (ii) Alternate I (Aug 2000) of 52.223-9 (42 U.S.C.
6962(i)(2)(C)).
                          (26) 52.225-1, Buy American Act-Supplies (June 2003) (41 U.S.C. 10a-10d).
     (27)
                          (i) 52.225-3, Buy American Act-Free Trade Agreements-Israeli Trade Act (Aug 2007) (41 U.S.C. 10a-10d, 19 U.S.C. 3301 note, 19 U.S.C. 2112 note, Pub. L. 108-77, 108-78, 108-286, 109-53 and 109-169.
                          (ii) Alternate I (Jan 2004) of 52.225-3.
                          (iii) Alternate II (Jan 2004) of 52.225-3.
                          (28) 52.225-5, Trade Agreements (Nov 2006) (19 U.S.C. 2501, et seq., 19 U.S.C. 3301 note).
                          (29) 52.225-13, Restrictions on Certain Foreign Purchases (Feb 2006) (E.o.s, proclamations, and statutes administered by the Office of Foreign Assets Control of the Department of the Treasury).
                          (30) 52.226-4, Notice of Disaster or Emergency Area Set-Aside (Aug 2006) (42 U.S.C. 5150).
                          (31) 52.226-5, Restrictions on Subcontracting Outside Disaster or Emergency Area (Aug 2006) (42 U.S.C. 5150).
                          (32) 52.232-29, Terms for Financing of Purchases of Commercial Items (Feb 2002) (41 U.S.C. 255(f), 10 U.S.C. 2307(f)).
                          (33) 52.232-30, Installment Payments for Commercial Items (Oct 1995) (41 U.S.C. 255(f), 10 U.S.C. 2307(f)).
                          (34) 52.232-33, Payment by Electronic Funds Transfer-Central Contractor Registration (Oct 2003) (31 U.S.C. 3332).
                          (35) 52.232-34, Payment by Electronic Funds Transfer-Other than Central Contractor Registration (May 1999) (31 U.S.C. 3332).
                          (36) 52.232-36, Payment by Third Party (May 1999)(31 U.S.C. 3332).
     XX (37) 52.239-1, Privacy or Security Safeguards (Aug 1996) (5 U.S.C. 552a).
     (38)
                          (i) 52.247-64, Preference for Privately Owned U.S.-Flag Commercial Vessels (Feb 2006) (46 U.S.C. Appx 1241(b) and 10 U.S.C. 2631).
                          (ii) Alternate I (Apr 1984) of 52.247-64.
     (c) The Contractor shall comply with the FAR clauses in this paragraph (c), applicable to commercial services, that the Contracting Officer has indicated as being incorporated in this contract by reference to implement provisions of law or Executive orders applicable to acquisitions of commercial items:
                          (1) 52.222-41, Service Contract Act of 1965, as Amended (July 2005)
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(41 U.S.C. 351, et seq.).
                          (2) 52.222-42, Statement of Equivalent Rates for Federal Hires (May 1989) (29 U.S.C. 206 and 41 U.S.C. 351, et seq.).
                          (3) 52.222-43, Fair Labor Standards Act and Service Contract Act-Price Adjustment (Multiple Year and Option Contracts) (May 1989) (29 U.S.C. 206 and 41 U.S.C. 351, et seq.).
                          (4) 52.222-44, Fair Labor Standards Act and Service Contract Act-Price Adjustment (Feb 2002) (29 U.S.C. 206 and 41 U.S.C. 351, et seq.).
                          (5) 52.237-11, Accepting and Dispensing of $1 Coin (Aug 2007) (31 U.S.C. 5112(p)(1)).
     (d) Comptroller General Examination of Record. The Contractor shall comply with the provisions of this paragraph (d) if this contract was awarded using other than sealed bid, is in excess of the simplified acquisition threshold, and does not contain the clause at 52.215-2, Audit and Records-Negotiation.
          (1) The Comptroller General of the United States, or an authorized representative of the Comptroller General, shall have access to and right to examine any of the Contractor’s directly pertinent records involving transactions related to this contract.
          (2) The Contractor shall make available at its offices at all reasonable times the records, materials, and other evidence for examination, audit, or reproduction, until 3 years after final payment under this contract or for any shorter period specified in FAR Subpart 4.7, Contractor Records Retention, of the other clauses of this contract. If this contract is completely or partially terminated, the records relating to the work terminated shall be made available for 3 years after any resulting final termination settlement. Records relating to appeals under the disputes clause or to litigation or the settlement of claims arising under or relating to this contract shall be made available until such appeals, litigation, or claims are finally resolved.
          (3) As used in this clause, records include books, documents, accounting procedures and practices, and other data, regardless of type and regardless of form. This does not require the Contractor to create or maintain any record that the Contractor does not maintain in the ordinary course of business or pursuant to a provision of law.
     (e)
          (1) Notwithstanding the requirements of the clauses in paragraphs (a), (b), (c), and (d) of this clause, the Contractor is not required to flow down any FAR clause, other than those in paragraphs (i) through (vii of this paragraph in a subcontract for commercial items. Unless otherwise indicated below, the extent of the flow down shall be as required by the clause—
               (i) 52.219-8, Utilization of Small Business Concerns (May 2004) (15 U.S.C. 637(d)(2) and (3)), in all subcontracts that offer further subcontracting opportunities. If the subcontract (except subcontracts to small business concerns) exceeds $550,000 ($1,000,000 for construction of any public facility), the subcontractor must include 52.219-8 in lower tier subcontracts that offer subcontracting opportunities.
               (ii) 52.222-26, Equal Opportunity (Mar 2007) (E.O. 11246).
               (iii) 52.222-35, Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (Sept 2006) (38 U.S.C. 4212).
               (iv) 52.222-36, Affirmative Action for Workers with Disabilities (June 1998) (29 U.S.C. 793).
               (v) 52.222-39, Notification of Employee Rights Concerning Payment of Union Dues or Fees (DEC 2004) (E.O. 13201).
               (vi) 52.222-41, Service Contract Act of 1965, as Amended (July 2005), flow down required for all subcontracts subject to the Service Contract Act of 1965 (41 U.S.C. 351, et seq.).
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               (vii) 52.222-50, Combating Trafficking in Persons (Aug 2007) (22 U.S.C. 7104(g)). Flow down required in accordance with paragraph (f) of FAR clause 52.222-50.
               (viii) 52.247-64, Preference for Privately Owned U.S.-Flag Commercial Vessels (Feb 2006) (46 U.S.C. Appx 1241 (b) and 10 U.S.C. 2631). Flow down required in accordance with paragraph (d) of FAR clause 52.247-64.
     (2) While not required, the contractor may include in its subcontracts for commercial items a minimal number of additional clauses necessary to satisfy its contractual obligations.
                    (End of Clause)
C.3 Statement Of Work
A.	BACKGROUND
A.1.	The U. S. Department of Commerce (DoC), National Telecommunications and Information Administration (NTIA), is committed to preserving the stability and security of the Internet domain name and addressing system (DNS). NTIA has ensured the stability and security of the DNS country code top-level domain for the United States (usTLD or .us domain) by supervising administration of the usTLD for the benefit of the nation’s Internet community.

A.2.	On October 26, 2001, the DoC awarded a contract to NeuStar, Inc. (current contractor) to manage the usTLD for an initial four-year term expiring on October 25, 2005. The .us contract provided for two additional one-year contract term extensions. The Dot Kids Implementation and Efficiency Act of 2002, Pub. L. No. 107-317, (the Dot Kids Act) required creation and maintenance of a second-level domain within the usTLD as a safe place on the Internet for children. Accordingly, the DoC amended the .us contract to implement the Act’s requirements. Upon finding that the current contractor had satisfactorily performed its obligations under the Dot Kids Act and the .us contract, DoC exercised each of the two one-year option periods as the Act mandated. The .us contract expires on October 25, 2007. Therefore, DoC intends to procure the services of a Contractor to manage, maintain, and operate the usTLD under NTIA’s supervision, in accordance with Federal Acquisition Regulations (FAR) Part 12.

A.3.	The usTLD is partially composed of a known universe of approximately 17,000 domain names reflecting political geography based on two-letter state abbreviations and divided further into localities, including cities, counties, parishes, townships, or local names (e.g., <Alexandria.va.us>). In addition to geographical locality names, the usTLD also includes certain affinity names such as, for example, STATE, FED, K12, LIB, and NSN (Native Sovereign Nation). Locality and affinity names collectively compose the “locality space”. Individuals, organizations, as well as state and local governments received delegations to provide registry and registration services in the locality space. The current contractor estimated, as of December 31, 2006, 3,523 known “delegated managers” continued to support a widely distributed hierarchy within the usTLD. As of March 23, 2007, the current contractor served as the default delegated manager for approximately 3,460 locality names. However, the identity of many delegated managers and the contact information for the .us domains they serve remains unknown. Under the .us contract, the current contractor provides free registry and registration services for localities without a delegated manager.
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A.4.	Prior to DoC’s supervision of the usTLD, locality space delegations occurred without adequate records or service and technical requirements. Consequently, the .us contract required the current contractor to increase the usTLD’s reliability and viability by improving the locality space, developing a delegated manager database, and a WHOIS database. Improvements in the locality space have been implemented, including a requirement that delegated managers execute an agreement imposing certain technical and service requirements, as well as maintain publicly accessible accurate WHOIS and dispute resolution procedures. The current delegated manager agreement also requires locality domain managers to execute contracts with the .us name holders it serves to ensure that these requirements and policies flow through to all .us name holders. The current contractor serves as delegated manager at no cost for domain name holders whose delegated manager will not execute the required agreement or whose identity is unknown. Presently, domain name holders who do not register any sub-domains or service any .us domain name holders must execute a locality name registration agreement. As of March 23, 2007, the current contractor had received agreements for approximately 2,800 locality domain names, however, about 10,700 locality names remain that are not subject to signed agreements. To continue this progress, DoC seeks proposals that will provide further improvements to the usTLD locality space.

A.5.	In 2001, DoC authorized expansion of the usTLD beyond the locality space recognizing that the hierarchical nature of the locality naming structure limited the appeal of the usTLD and curtailed registrations. This expansion opened up (for the first time) second-level registrations directly beneath the usTLD (such as organization.us). To maximize competition for such second-level registrations, the .us contract prohibits the current contractor from providing registrar services in the expanded usTLD space. As of December 31, 2006, 98 accredited usTLD registrars served nearly 1,033,400 second-level .us domain names. The current contractor charges an initial $1,000 accreditation fee for new registrars and an annual $6.00 fee for each domain transaction with an accredited .us registrar.

A.6.	During this expansion of the usTLD at the second level, the current contractor, in consultation with the DoC, reserved certain names including city, state and local names, Federal Government names, and others to ensure their availability to these entities. As registrar for these reserved names, the current contractor developed a registration process. This registration process includes a validation process, and establishes the following registration fees: 3-year registration at $168; 5-year registration at $180; and a lifetime registration at $395. In addition, it charges $152 to reserve a qualified domain name permanently. At the conclusion of the limited registration of these names, the current contractor released (for registration by the public) all city, state, and government names not included on the permanent reservation list. In addition, prior to the release of the kids.us names for general registration, the current contractor reserved certain Federal Government names for registration by these government entities. The current contractor also serves as registrar for such names. The complete list of reserved usTLD names is available at http://www.nic.us/registrars/fcfs/dotus_reservedlist_v3.zip. Therefore, DoC seeks proposals to maintain the permanent reservation list and reservation registration system, as well as proposed modifications to the list and release of certain names.
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A.7.	The Dot Kids Act discussed in paragraph A.2. above requires the initial and successor contractors to establish, maintain, and operate a second-level domain in the usTLD to provide a safe space on the Internet for children aged 13 and younger. Consequently, kids.us sites must comply with certain content standards and exclude hyperlinks that direct visitors away from the kids.us domain. Between 2004, the first full year of the kids.us domain’s operation, and 2006, registrations declined from 1505 to 1145, while active approved sites decreased from 23 to 20 during the same period. The current contractor’s annual wholesale price to registrars for each kids.us domain name is $6 and the annual content management fee charged to each .us domain name holder is $125. The DoC seeks proposals to increase utilization and awareness of the kids.us domain.

A.8.	As the Internet and the Domain Name System have evolved certain practices have emerged that may harm, mislead, or confuse consumers and misuse intellectual property in the usTLD. These practices may include the misuse of automated registration technologies, and the add/drop grace period, and these have been given various names such as tasting, kiting, and spying. The DoC seeks proposals that include a set of policies and mechanisms to prevent and combat abuses of the usTLD registration system.
B.	SCOPE OF SERVICES
B.1.	The Contractor shall provide centralized management and coordination of registry, registrar (where specified), database, and information services for the usTLD. The usTLD provides a locus for registering domain names and serving the Internet community in the United States. As such, DoC intends the usTLD be available to a wide range of registrants. Accordingly, the Contractor must achieve the following:
B.1.1.	Ensure that procedures and an accountability framework for the delegation and the administration of the usTLD support a more robust, certain, and reliable DNS.

B.1.2.	Promote increased use of the usTLD, including kids.us, by the Internet community of the United States (including small businesses, consumers, not-for-profit organizations, and state and local governments), with a residence or bona fide presence in the United States by introducing enhanced technical and other services, disseminating information about the usTLD, and improving registration and customer services.

B.1.3.	Create a centrally administered and efficiently managed structure that ensures registrant and consumer confidence, and infrastructure stability by coordinating delegations and implementing other appropriate functions.

B.1.4.	Create a stable and flexible usTLD environment that advances and encourages innovation and that will meet the future demands of potential registrants.

B.1.5.	Ensure continued stability of the entire DNS and the usTLD, particularly during transition from the current management structure to the Contractor’s proposed structure and to any successor Contractor’s structure.
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B.1.6.	Manage the usTLD consistent with the Internet Corporation for Assigned Names and Numbers’ (ICANN) technical management of the DNS.

B.1.7.	Adequately protect intellectual property in the usTLD and as developments in the expanded and the locality usTLD space may necessitate. In the event of further expansion of the usTLD space, the Contractor shall implement a “sunrise period” for qualified trademark owners to pre-register their trademarks as domain names prior to the wider registration for non-trademark owners and a dispute resolution procedure to address “cybersquatting” conflicts between trademarks and domain names in the usTLD. See C.2.2.3 below.

B.1.8.	Establish and maintain consistent communication between the Contracting Officer’s Technical Representative (COTR), the Contractor, and ICANN. The Contractor shall represent the usTLD in the ICANN Country Code Names Supporting Organization (ccNSO) and contribute to ICANN’s operating costs as ICANN may apportion to the usTLD.

B.1.9.	Promote robust competition within the usTLD, including registration services, to ensure greater choice and improved services for usTLD users.
C.	DESCRIPTION OF SERVICES
C.1	The Contractor shall perform the required services for this acquisition as a prime Contractor, not as an agent or subcontractor. The Contractor may, however, provide the required services by coordinating the resources and services of entities other than the prime Contractor. The Contractor shall be: (a) incorporated in one of the fifty states of the United States or the District of Columbia; or (b) organized under a law of a state of the United States or the District of Columbia.
C.1.1.	The Contractor shall possess and maintain through the performance of this procurement a physical address within the United States and must be able to demonstrate that all primary registry services will remain within the United States (including the District of Columbia).
C.2	The Contractor will manage, maintain, and operate the usTLD under NTIA’s supervision. The Contractor shall furnish the necessary personnel, material, equipment, services, and facilities to perform the requirements outlined in this Statement of Work without any cost to the U.S. Government.
C.2.1.	On or after the effective date of this contract, the Contractor may establish and collect fees from third parties other than the U.S. Government for the requirements performed under this contract. A possibility exists that the expenses incurred to perform the contract may exceed the fees received during the base period or any option period of the contract. The Contracting Officer shall approve such fees before they take effect, which approval shall not be unreasonably withheld and provided the fees are fair and reasonable.

C.2.2.	In addition, the Contractor shall not implement any policies, procedures, rules, mechanisms, or execute any agreements or subcontracts in fulfillment of the contract’s
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requirements without the prior approval of the Contracting Officer, which approval shall not be unreasonably withheld.
C.3	Core Registry Functions
C.3.1	The Contractor shall provide, at a minimum, the services listed below, although such services are not exhaustive of the requirements sought. The Contractor shall provide all systems, software, hardware, facilities, infrastructure, and operation for the following functions listed in C.3.2(i) — (xiii), inclusive.

C.3.2	The Contractor shall:
(i)	Operate and maintain the primary authoritative server for the usTLD;

(ii)	Operate and/or administer a constellation of secondary servers for the usTLD;

(iii)	Compile, generate, and propagate the usTLD zone file(s);

(iv)	Maintain a publicly accessible, accurate and up-to-date registration (WHOIS) database for all usTLD registrations;

(v)	Maintain a publicly accessible, accurate and up-to-date registration (WHOIS) database of usTLD delegated managers and their associated delegated locality registrations;

(vi)	Establish a data escrow for usTLD zone file and domain name registration information, including all registration and delegated manager data;

(vii)	Comply with applicable Internet Engineering Task Force (IETF), including RFC 1480, and ICANN policies for the functions outlined herein; and

(viii)	Promote awareness and increase registrations in the usTLD, including the second-level kids.us, and maintain a website with up-to-date policy and registration information for the usTLD.

(ix)	Develop and distribute to registrars provisioning protocol software and procedures to facilitate a secure and efficient interface with the usTLD registry and provide technical support to such registrars.

(x)	Perform annual technical compliance monitoring of locality delegees, and continually access zone file information for sub-delegees to compare the results with the centralized usTLD database to ensure the database is accurate and up-to-date.

(xi)	Ensure customer support and satisfaction by implementing procedures, guides, training, and other methods, as well as maintaining an automated reporting of registrar and registrant interaction with the usTLD registry.

(xii)	Ensure the security, reliability, and stability of the usTLD.
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(xiii)	Serve as registrar for all reserved name registrations, including those in the kids.us second-level domain, and for all locality domains names not serviced by a delegated manager subject to an agreement with the Contractor.
C.4	Core Policy Requirements
C.4.1	The Contractor shall:
(i)	Implement United States Nexus Requirement. The Contractor shall operate the usTLD as a country code top level domain intended to serve the Internet community of the United States, including small businesses, consumers, not-for-profit organizations, and state and local governments with a residence or bona fide presence in the United States. The usTLD is not intended to attract or otherwise encourage registrations from outside the United States. In addition to the current policy set forth in RFC 1480 requiring that usTLD domain name registrations be hosted on computers located within the United States, the Contractor must implement a United States nexus policy for the locality-based usTLD structure and the expanded usTLD space, which may be the same or similar to the current contractor’s United States Nexus Requirement available at: http://www.neustar.us/policies/docs/usTLD_nexus_requirements. pdf.

(ii)	Implement Registrar and Registrant Agreements. The Contractor shall establish contractual arrangements with all accredited usTLD registrars incorporating the requirements relating to usTLD policies such as nexus, WHOIS, and dispute resolution, and ensuring prompt, reliable, and effective technical and customer service. The Contractor shall require that each accredited usTLD registrar implement a registrant agreement that requires each registrant to agree to all applicable usTLD policies

(iii)	Implement a Uniform Domain Name Dispute Resolution Procedure and Sunrise Policy. The Contractor shall implement a uniform domain name dispute resolution procedure intended to resolve “cybersquatting” disputes in the usTLD. The Contractor shall base such policy on the ICANN Uniform Domain Name Dispute Resolution Procedure and modify it as necessary to make such policy applicable to the usTLD specifically. As developments in the expanded usTLD space may necessitate, the Contractor shall also implement a “sunrise period” for qualified trademark owners to pre-register their trademarks as domain names in the expanded usTLD space prior to the wider registration for non-trademark owners.

(iv)	Abide by Government Advisory Committee Principles. The Contractor shall abide by the principles and procedures described in the Government Advisory Committee document, “Principles and Guidelines for the Delegation and Administration of Country-Code Top Level Domains,” unless inconsistent with U.S. law or regulation or otherwise directed by the DoC. This document is available at http://gac.icann.org/web/home/ccTLD_Principles.rtf.

(v)	Implement and enforce policies concerning:
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(a)	Data Rights and Use. The Contractor shall prohibit the use of registrant and other data obtained from registrars and delegated managers for purposes other than providing .usTLD administration services;

(b)	Publicly Accessible, Accurate, and Up-to-Date WHOIS Database. The Contractor shall implement a policy that addresses the continued public access to accurate WHOIS, including a prohibition of proxy and anonymous services offered by registrars, registrar affiliates and partners, and delegated managers. The Contractor shall regularly monitor the current practices of the registrars and delegated managers to ensure compliance with this requirement;

(c)	Reserved Domain Names. The Contractor shall implement a policy to manage a list of permanently reserved names not available for registration, and if appropriate, the release of certain names that are currently reserved (see A.6 above);

(d)	Domain Name Transfers. The Contractor shall implement a mechanism that facilitates the transfer of a domain name registration from one usTLD registrar to another usTLD registrar at the request of the domain name registrant. This policy may be the same or similar to the current contractor’s “Policy on Transfer of Sponsorship of Registrations between Registrars,” which is available at: http://www.neustar.us/policies/docs/USTransferPolicy.pdf;

(e)	Redemption Grace Period. The Contractor shall implement a policy that allows registrants to restore domain name registrations that have expired within a reasonable time period. This policy may be the same or similar to the current contractor’s Redemption Grace Period Policy available at: http://www.ntia.doc.gov/ntiahome/domainname/usca/usamend13. pdf;

(f)	Domain Name Review. The Contractor shall implement a policy that allows the Contractor the right to refuse the registration of any domain name in the usTLD. This policy may be the same or similar to the current contractor’s Registration Review Policy available at: http://www.neustar.us/policies/docs/Policy_Statement_usTLD_ Admin.pdf

(g)	Registration Abuse. The Contractor shall implement a policy that prevents and combats abuses of the usTLD registration system including practices that harm, mislead, or confuse consumers and that misuse intellectual property in the usTLD. This policy may include methods to curb the misuse of automated registration technologies and the add/drop grace period; and

(h)	Other Policies. The Contractor may propose such other policies as are necessary to fulfill the Contract’s requirements and increase the use of or otherwise improve the usTLD.
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(i)	The Contractor will establish a comprehensive marketing plan with the objective of improving the usage and value of the usTLD and kids.us. Inclusive in this requirement, the contractor shall: develop and execute a business and marketing plan, design and implement targeted sales programs for Registrars, manage marketing research and surveys, manage branding and messaging, design and develop collateral material, working with Registrars to implement programs for usTLD and kids.us, identify initiatives to help gain visibility and registration volumes, and to develop, implement, and manage the programs related to reserve names and growing usTLD Directory and zip codes.

(vi)	Adhere to a Code of Conduct. The Contractor shall adopt a code of conduct requiring it to administer the usTLD impartially and without discriminating, operate the usTLD in the public interest, and protect proprietary information of usTLD registrars.
C.5	Locality-based usTLD Structure Functions
C.5.1	The Contractor shall:
(i)	Provide Service for Existing Delegees and Registrants.
(a)	The Contractor shall provide service and support for existing delegees and registrants in the locality-based usTLD structure under current practice.

(b)	The Contractor shall develop and implement a procedure and a mechanism to require all delegated managers to abide by usTLD policies and to maintain certain minimum technical and service requirements for the locality registrants each serves. This shall include, at a minimum, the following:
(1)	The Contractor shall develop appropriate minimum technical and service requirements for delegated managers;

(2)	The Contractor shall develop a mechanism that facilitates each delegated manager’s compliance with the usTLD policies and the requirements;

(3)	With the consent of the DOC, the Contractor shall rescind the delegation for delegated managers unwilling or unable to agree to abide by the usTLD policies and maintain minimum technical and service requirements;

(4)	The Contractor shall serve as the delegated manager for a locality space when: the Contractor has rescinded the delegation for any delegated manager as described in (3) above or the delegated manager for that locality space voluntarily relinquishes its delegation and/or seeks to change its status to become a locality registrant;

(5)	The Contractor shall seek to identify all delegated managers and locality registrants that are currently unknown; and
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(6)	The Contractor may propose additional procedures and/or mechanisms that facilitate the continued improvement of the locality space.
(ii)	Provide Services for Undelegated Third Level Sub-Domains. The Contractor shall provide direct registry and registrar services for all other undelegated third-level locality sub-domains, including services for those names registered below CO (county) and CI (city) (e.g. Montgomery.co.us), and, undelegated affinity domains, such as those names registered below STATE, FED, K12, LIB, and NSN (e.g. agency.fed.us).

(iii)	Maintain Modernized Locality-Based usTLD Processes. The Contractor shall maintain and update, as necessary, the existing automated locality-based usTLD delegation and registration process under the control of the usTLD administrator, including the electronic database of historical usTLD registration data.

(iv)	Coordinate Locality-Based usTLD Users. The Contractor shall maintain a website for delegated managers, locality registrants, and other interested parties to provide information about the usTLD and to facilitate discussion of administrative, technical, customer service, and policy issues related to the operation and management of the locality-based usTLD structure.

(v)	Maintain and Update WHOIS Database of usTLD Delegated Managers.
(a)	The Contractor shall maintain, update and make publicly available such database with current and verified contact information for all delegated managers in the usTLD, including locality-level and affinity second-level (where delegated) administrators and, where applicable, for all sub-delegations made by such locality-level or second level administrators.

(b)	The WHOIS database shall support multiple string and field searching through a reliable, free, public, web-based interface.

(c)	The WHOIS database shall, at a minimum, consist of the following elements:
(1)	The name of the delegated manager;

(2)	The IP address of the primary nameserver and secondary nameserver(s) for the delegation;

(3)	The corresponding names of such nameservers;

(4)	The date of delegation;

(5)	The name, postal address, e-mail address, and telephone and fax numbers of the delegated manager;

(6)	The name, postal address, e-mail address, and telephone and fax numbers of the technical contact for the delegated manager;
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(7)	The name, postal address, e-mail address, and telephone and fax numbers of the administrative contact for the delegated manager;

(8)	The website or other contact information through which the delegated manager accepts registrations under that delegation; and

(9)	The nexus category for the delegated manager and each of the other contacts listed above in C.5.1(v)(c)(5)-(7).
(vi)	Maintain and Update Registrant WHOIS Database
(a)	The Contractor shall maintain, update, and make publicly available such database with current and verified information for all locality-based usTLD registrants, including the registrants of delegated managers and, where applicable, registrants in delegated managers’ sub-delegations.

(b)	The WHOIS database shall allow multiple string and field searching through a reliable, free, public, web-based interface.

(c)	The WHOIS database shall, at a minimum, consist of the following elements:
(1)	The name of the registered domain;

(2)	The Internet Protocol (IP) address of the primary nameserver and secondary nameserver(s) for the registered domain name;

(3)	The corresponding names of such nameservers;

(4)	The name of the delegated manager for the registered domain (if any);

(5)	The creation date of the registration;

(6)	The name, postal address, e-mail address, and telephone and fax numbers of the domain name holder;

(7)	The name, postal address, e-mail address, and telephone and fax numbers of the technical contact for the domain name holder;

(8)	The name, postal address, e-mail address, and telephone and fax numbers of the administrative contact for the domain name holder; and

(9)	The nexus category for the domain name holder and each of the other contacts listed above at C.5.1(vi)(c)(6)-(8).
(vii)	The Contractor shall establish a set of mechanisms to ensure the accuracy of WHOIS data obtained from the delegated managers and locality registrants. Such mechanisms shall include, at a minimum, periodic Contractor reviews, enforcement procedures and an annual report to the COTR.
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These reports shall be provided to the CO as deliverables under this contract.
C.6	Expanded usTLD Space Functions
C.6.1	The Contractor shall, at a minimum, incorporate into its policies and procedures for the expanded usTLD structure the following:
(i)	Maintain Shared Registration System. The Contractor shall maintain a shared registration system by which an unlimited number of accredited competing registrars may register, transfer, and update domain names for their customers in the expanded usTLD space (i.e., example.us), as well as obtain technical support.

(ii)	Accredit usTLD Registrars. The Contractor shall implement a process for accrediting registrars to register names in the expanded usTLD. Such process shall include a contract with each accredited registrar prohibiting proxy and anonymous registration services.

(iii)	Technical Certification of usTLD Registrars. The Contractor shall implement a technical certification process for registrars in the expanded usTLD space.

(iv)	Maintain and Update the WHOIS Database.
(a)	The Contractor shall maintain, update, and make publicly available the WHOIS database with current and verified contact information for all expanded usTLD registrations, including kids.us second-level domains. The Contractor shall operate the WHOIS database at the registry level (not at the level of individual accredited registrars).

(b)	The WHOIS database shall allow multiple string and field searching through a reliable, free, public, web-based interface.

(c)	The WHOIS database, at a minimum, shall consist of the following elements:
(1)	The name of the second level domain registered;

(2)	The IP address of the primary nameserver and secondary nameserver(s) for the registered domain name;

(3)	The corresponding names of such nameservers;

(4)	The creation date of the registration;

(5)	The name, postal address, e-mail addresses, and telephone and fax numbers of the domain name holder;

(6)	The name, postal address, e-mail address, and telephone and fax numbers of the technical contact for the domain name holder;

(7)	The name, postal address, e-mail address, and telephone and fax numbers of the administrative contact for the domain name holder; and
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(8)	The nexus category for the domain name holder and each of the other contacts listed above at C.6.1(iv)(c)(5)-(7).
(v)	The Contractor shall establish a set of mechanisms to ensure the accuracy of WHOIS data obtained from registrants. Such mechanisms shall include, at a minimum, periodic Contractor reviews, enforcement procedures, and an annual report to the COTR. These shall be provided to the CO as Contract deliverables.

(vi)	The Contractor shall not serve as a registrar in the expanded usTLD space, unless otherwise noted in this Statement of Work.
C.7	Enhanced usTLD Functions

The Contractor shall maintain existing applications and develop and implement additional applications, public resource second-level usTLD domains, .us directory services, a usTLD search engine, and other functional enhancements to increase the visibility, utility, and value of the usTLD to its users.
C.8	Kids.us Second Level Domain Functions
C.8.1.	The Contractor shall maintain and operate the second-level kids.us domain as a safe place on the Internet for children aged 13 or younger.

C.8.2.	The Contractor shall establish written content standards for the kids.us domain that ensure access is limited to material that is suitable for minors and not harmful to minors as the Dot Kids Implementation and Efficiency Act of 2002, Pub. L. No. 107-317, as may be amended (Dot Kids Act), defines such terms.

C.8.3.	The Contractor shall establish rules and procedures for enforcement and oversight to minimize the possibility the kids.us domain provides access to content that violates its standards and requirements.

C.8.4.	The Contractor shall establish a process for removing from the kids.us domain any content that violates its standards and requirements, as may be necessary or required by the Dot Kids Act, as amended.

C.8.5.	The Contractor shall establish a process to provide registrants in the kids.us domain with an opportunity for prompt, expeditious and impartial dispute resolution regarding any registrant material excluded from the kids.us domain.

C.8.6.	The Contractor shall ensure the accuracy of the contact information submitted by registrants and retained by registrars in the kids.us domain by maintaining and updating the WHOIS database for such domain as described above.

C.8.7.	The Contractor shall establish contracts with all kids.us registrars that provide for:
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SECTION C
DESCRIPTION/SPECIFICATIONS/WORK STATEMENT
(i)	ensuring use of the kids.us domain will comply with the Contractor’s standards and requirements for the domain;

(ii)	requiring a written agreement with each kids.us registrant ensuring use of the kids.us domain will:
(a)	comply with the Contractor’s standards and requirements for the domain;

(b)	prohibit two-way and multi-user interactive services in the kids.us domain unless the registrant certifies to the registrar that such services will comply with the kids.us content standards developed by the Contractor and are designed to reduce the risk of exploitation of minors using such two-way and multi-user interactive services; and

(c)	prohibit hyperlinks in the kids.us domain that take such users outside the kids.us domain.
And
(iii)	incorporating usTLD policies including those relating to nexus, WHOIS, dispute resolution, and domain name review.
C.8.8.	The Contractor shall submit to Congress an annual report on the Contractor’s monitoring and enforcement procedures for the kids.us domain as the Dot Kids Act, as may be amended, requires.

C.8.9.	The Contractor shall maintain the current kids.us Reserved List and provide registrar services as needed for such names.

C.8.10.	The Contractor shall serve as Content Manager and is therefore responsible for reviewing content at the initial registration stage and perform ongoing content monitoring while the kids.us site is active. The Contractor may perform these duties directly or subcontract a portion or all of these duties to a third party(ies).

C.8.11.	The Contractor shall work with the U.S. Internet community, children’s advocacy groups, and other interested parties to increase utilization of the kids.us domain by, among other things, promoting awareness of such domain.
C.9	License to Use usTLD and kids.us Promotional Marks

The Contractor shall grant to the DoC a worldwide, non-exclusive, non-transferable, right to use any of the usTLD and kids.us logos, slogans, or other promotional marks domain developed by the Contractor in performance of this contract.
C.10	Transition to Successor Contractor

In the event the DoC selects a successor contractor, the Contractor shall ensure an orderly transition by submitting for the DoC’s approval a plan for the transition from the existing registry and the transition to a successor registry.
C.11	Secure Systems
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SECTION C
DESCRIPTION/SPECIFICATIONS/WORK STATEMENT
The Contractor shall install and operate computing and communications systems in accordance with best business and security practices. The Contractor shall implement authenticated communications between it and its customers when performing all requirement of this contract and shall document such practices and the configuration of all systems.
C.12	Secure Data

The Contractor shall ensure the authentication, integrity, and reliability of the data in performing all requirements of this contract.
C.13	Computer Security Plan

The Contractor shall develop and implement a computer security plan. The Contractor shall also update such plan annually and deliver such plan to the DoC’s CO and COTR, upon request.
C.14	Director of Security

The Contractor shall designate a Director of Security, who shall be responsible for ensuring technical and physical security measures, such as personnel access controls. The Contractor shall provide the name of the designee prior to contract award and this person shall be designated as Key Personnel in the proposal. The Contractor shall notify and consult with the DoC’s COTR before changing personnel in this position in accordance with the Key Personnel Clause of this contract.
D.	REPORTING REQUIREMENTS
D.1	Periodic Progress Reports
D.1.1	For the base period of the contract, the Contractor shall submit monthly written progress reports to the COTR detailing the Contractor’s progress towards meeting the contract requirements. Thereafter, during each option period granted, Contractor shall provide quarterly progress reports to the COTR.

D.1.2	Progress reports shall include the status of all major events, as well as major work performed during the reporting period, including technical status, accomplishments, and complications experienced in fulfilling the contract requirements.

D.1.3	Reports must be submitted in such detail and form as the CO requires. Reports shall also provide performance data related to operation of the usTLD including, but not limited to, the following: the total number of registry transactions; the number of new, transferred or deleted registrations in the usTLD (including cumulative registrations over time); the number of delegated managers and changes in delegated managers in the locality-based usTLD space; the number of registrars accredited to register names in the expanded usTLD space, including the operational status of those registrars; the number of kids.us registrations, active sites, and any violations of Contractor’s kids.us content standards; and any
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SECTION C
DESCRIPTION/SPECIFICATIONS/WORK STATEMENT
updates or modifications to the shared registration system made by the Contractor.
D.1.4	Within thirty days of the conclusion of the contract’s base period and each option period, the Contractor shall submit an uncertified financial report of the revenues received and expenses incurred under the contract.
D.2	Final Report

The Contractor shall prepare and submit, within 60 days after the conclusion of the contract, a final report on the usTLD that documents standard operating procedure, including a description of the techniques, methods, software, hardware, and tools employed in performing the requirements of this contract.
D.3	Security Audit Data and Reports

The Contractor shall generate and retain security process audit data and provide an annual audit report to the DoC’s CO and COTR. The Contractor shall also provide to the DoC’s CO and COTR specific audit data upon request.
D.4	Annual WHOIS Accuracy Report

The Contractor shall prepare and submit an annual WHOIS accuracy report. This report should include a statistical summary of the Contractor reviews and actions taken to correct inaccuracies reported and discovered.
E.	DELIVERABLES
E.1	The following are regarded as deliverables that shall be provided to the CO during the course of performing this contract:
E.1.1	Periodic Progress Reports as described at D.1

E.1.2	Final Report as described at D.2

E.1.3	Security Audit Data and Reports as described at D.3

E.1.4	Annual WHOIS Accuracy Report as described at D.4

E.1.5	Revenue Financial Report as described at D.1.4
E.2	Deliverables Format

The Contractor shall submit all deliverables in Microsoft Word and such other formats as the Contracting Officer or COTR may require.
C.4	52.217-2 CANCELLATION UNDER MULTI-YEAR CONTRACTS (OCT 1997)
     (a) “Cancellation,” as used in this clause, means that the Government is canceling its requirements for all supplies or services in program years
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SECTION C
DESCRIPTION/SPECIFICATIONS/WORK STATEMENT
subsequent to that in which notice of cancellation is provided. Cancellation shall occur by the date or within the time period specified in the Schedule, unless a later date is agreed to, if the Contracting Officer-
          (1) Notifies the Contractor that funds are not available for contract performance for any subsequent program year; or
          (2) Fails to notify the Contractor that funds are available for performance of the succeeding program year requirement.
     (b) Except for cancellation under this clause or termination under the Default clause, any reduction by the Contracting Officer in the requirements of this contract shall be considered a termination under the Termination for Convenience of the Government clause.
     (c) If cancellation under this clause occurs, the Contractor will be paid a cancellation charge not over the cancellation ceiling specified in the Schedule as applicable at the time of cancellation.
     (d) The cancellation charge will cover only—
          (1) Costs—
(i)	Incurred by the Contractor and/or subcontractor;

(ii)	Reasonably necessary for performance of the contract; and

(iii)	That would have been equitably amortized over the entire multi-year contract period but, because of the cancellation, are not so amortized; and
          (2) A reasonable profit or fee on the costs.
     (e) The cancellation charge shall be computed and the claim made for it as if the claim were being made under the Termination for Convenience of the Government clause of this contract. The Contractor shall submit the claim promptly but no later than 1 year from the date—
          (1) Of notification of the nonavailability of funds; or
          (2) Specified in the Schedule by which notification of the availability of additional funds for the next succeeding program year is required to be issued, whichever is earlier, unless extensions in writing are granted by the Contracting Officer.
     (f) The Contractor’s claim may include—
          (1) Reasonable nonrecurring costs (see Subpart 15.4 of the Federal Acquisition Regulation) which are applicable to and normally would have been amortized in all supplies or services which are multi-year requirements;
          (2) Allocable portions of the costs of facilities acquired or established for the conduct of the work, to the extent that it is impracticable for the Contractor to use the facilities in its commercial work, and if the costs are not charged to the contract through overhead or otherwise depreciated;
          (3) Costs incurred for the assembly, training, and transportation to and from the job site of a specialized work force; and
          (4) Costs not amortized solely because the cancellation had precluded anticipated benefits of Contractor or subcontractor learning.
     (g) The claim shall not include—
          (1) Labor, material, or other expenses incurred by the Contractor or subcontractors for performance of the canceled work;
          (2) Any cost already paid to the Contractor;
          (3) Anticipated profit or unearned fee on the canceled work; or
          (4) For service contracts, the remaining useful commercial life of facilities. “Useful commercial life” means the commercial utility of the facilities rather than their physical life with due consideration given to such factors as location of facilities, their specialized nature, and obsolescence.
     (h) This contract may include an Option clause with the period for exercising the option limited to the date in the contract for notification that funds are available for the next succeeding program year. If so, the Contractor agrees not to include in option quantities any costs of a startup or nonrecurring nature that have been fully set forth in the contract. The Contractor further agrees that the option quantities will reflect only those recurring costs and a reasonable profit or fee necessary to furnish the additional option quantities.
     (i) Quantities added to the original contract through the Option clause of this contract shall be included in the quantity canceled for the purpose of computing allowable cancellation charges.
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SECTION C
DESCRIPTION/SPECIFICATIONS/WORK STATEMENT
               (End of Clause)
C.5	52.217-8 OPTION TO EXTEND SERVICES (NOV 1999)
     The Government may require continued performance of any services within the limits and at the rates specified in the contract. These rates may be adjusted only as a result of revisions to prevailing labor rates provided by the Secretary of Labor. The option provision may be exercised more than once, but the total extension of performance hereunder shall not exceed 6 months. The Contracting Officer may exercise the option by written notice to the Contractor within 30 days of end of period.
               (End of Clause)
C.6	52.217-9 OPTION TO EXTEND THE TERM OF THE CONTRACT (MAR 2000)
     (a) The Government may extend the term of this contract by written notice to the Contractor within 30 days provided that the Government gives the Contractor a preliminary written notice of its intent to extend at least 30 days before the contract expires. The preliminary notice does not commit the Government to an extension.
     (b) If the Government exercises this option, the extended contract shall be considered to include this option clause.
     (c) The total duration of this contract, including the exercise of any options under this clause, shall not exceed 5 years.
               (End of Clause)
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SECTION F
DELIVERIES OR PERFORMANCE
F.1 1352.215-70 PERIOD OF PERFORMANCE (MAR 2000)
     a. The period of performance of this contract is from 10/26/2007 through 10/25/2010 . If an option is exercised, the period of performance shall be extended through the end of that option period.
     b. The option periods that may be exercised are as follows:

Period	Start Date	End Date
Option I	10/26/2010	10/25/2011
Option II	10/26/2011	10/25/2012
Option III

Option IV

(End of clause)
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SECTION G
CONTRACT ADMINISTRATION DATA
G.1 1352.201-71 CONTRACTING OFFICER’S TECHNICAL REPRESENTATIVE (COTR) (FEB 2005)
     a. Maureen Lewis is hereby designated as the Contracting Officer’s Technical Representative (COTR). The COTR may be changed at any time by the Government without prior notice to the Contractor by a unilateral modification to the Contract. The COTR is located at:
Department of Commerce (NTIA)
1401 Constitution Avenue, NW (Room 4725)
Washington, DC 20230
—————————
—————————
     b. The responsibilities and limitations of the COTR are as follows:
          (1) The COTR is responsible for the technical aspects of the project and serves as technical liaison with the Contractor. The COTR is also responsible for the final inspection and acceptance of all reports, and such other responsibilities as may be specified in the contract.
          (2) The COTR is not authorized to make any commitments or otherwise obligate the Government or authorize any changes which affect the Contract price, terms or conditions. Any Contractor request for changes shall be referred to the Contracting Officer directly or through the COTR. No such changes shall be made without the expressed prior authorization of the Contracting Officer (CO). The CO may designate assistant or alternate COTR(s) to act for the COTR by naming such assistant/alternate(s) in writing and transmitting a copy of such designation to the Contractor.
(End of clause)
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SECTION H
SPECIAL CONTRACT REQUIREMENTS
H.1 1352.208-70 PRINTING (MAR 2000)
 (Reference)
H.2 1352.209-71 ORGANIZATIONAL CONFLICT OF INTEREST (MAR 2000)
     (a) The Contractor warrants that, to the best of the Contractor’s knowledge and belief, there are no relevant facts or circumstances which would give rise to an organizational conflict of interest, as defined in FAR Subpart 9.5, or that the Contractor has disclosed all such relevant information.
     (b) The Contractor agrees that if an actual or potential organizational conflict of interest is discovered after award, the Contractor will make a full disclosure in writing to the Contracting Officer. This disclosure shall include a description of actions which the Contractor has taken or proposes to take, after consultation with the Contracting Officer, to avoid, mitigate, or neutralize the actual or potential conflict.
     (c) Remedies — The Contracting Officer may terminate this contract for convenience, in whole or in part, if it deems such termination necessary to avoid an organizational conflict of interest. If the Contractor was aware of a potential organizational conflict of interest prior to award or discovered an actual or potential conflict after award and did not disclose or misrepresented relevant information to the Contracting Officer, the Government may terminate the contract for default, debar the Contractor for Government contracting, or pursue such other remedies as may be permitted by law or this contract.
     (d) The Contractor further agrees to insert provisions which shall conform substantially to the language of this clause, including this paragraph (d), in any subcontract or consultant agreement hereunder.
(End of clause)
H.3 1352.209-72 RESTRICTIONS AGAINST DISCLOSURE (MAR 2000)
     a. The Contractor agrees, in the performance of this contract, to keep the information furnished by the Government and designated by the Contracting Officer or Contracting Officer’s Technical Representative in the strictest confidence. The Contractor also agrees not to publish or otherwise divulge such information in whole or in part, in any manner or form, nor to authorize or permit others to do so, taking such reasonable measures as are necessary to restrict access to such information while in the Contractor’s possession, to those employees needing such information to perform the work provided herein, i.e., on a “need to know” basis. The Contractor agrees to immediately notify the Contracting Officer in writing in the event that the Contractor determines or has reason to suspect a breach of this requirement.
     b. The Contractor agrees that it will not disclose any information described in Subsection A to any persons or individual unless prior written approval is obtained from the Contracting Officer. The Contractor agrees to insert the substance of this clause in any consultant agreement or subcontract hereunder.
(End of clause)
H.4 1352.209-73 COMPLIANCE WITH THE LAWS (MAR 2000)
     The Contractor shall comply with all applicable laws and rules and regulations having the force of law which deal with or relate to performance hereunder or the employment by the Contractor of the employees.
(End of clause)
H.5 1352.231-70 DUPLICATION OF EFFORT (MAR 2000)
     The Contractor hereby certifies that costs for work to be performed under this contract and any subcontract hereunder are not duplicative of any costs charged against any other Government contract, subcontract, or other Government source.
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SECTION H
SPECIAL CONTRACT REQUIREMENTS
The Contractor agrees to advise the Contracting Officer, in writing, of any other Government contract or subcontract it has performed or is performing which involves work directly related to the purpose of this contract. The Contractor also certifies and agrees that any and all work performed under this contract shall be directly and exclusively for the use and benefit of the Government, and not incidental to any other work, pursuit, research, or purpose of the Contractor, whose responsibility it will be to account for it accordingly.
(End of clause)
H.6 1352.252-70 REGULATORY NOTICE (MAR 2000)
     Contractors are advised that certain provisions and clauses identified with a Commerce Acquisition Regulation (CAR) notation for identification purposes, have not yet been incorporated into the CAR. However, all of these items are binding for this acquisition and will eventually be contained in the CAR at Part 13 of Title 48 of the Code of Federal Regulations.
(End of clause)
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AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT

1. Contract ID Code	
Page	1
of Pages	1
2. Amendment/Modification No.	0001
3. Effective Date	Nov 1, 2007
4. Requisition/Purchase Req. No.	NTIA9110-8-27702
5. Project No. (if applicable)	
6. Issued By — Code F6001201	DOC/NOAA/AGO STAFF OFFICE & EXTERNAL CLIENTS, AD 1305 EAST WEST HIGHWAY, RM 7601 SILVER SPRING, MD 20910 DIANE R. TRICE 301-713-0838 x 102
7. Administered By (If other than Item 6) — Code	SEE BLOCK 6
8. Name and Address of Contractor (No., Street, County, and Zip Code)	NEUSTAR, INC. 46000 CENTER OAK PLAZA STERLING VA 201666593 Vendor ID: 00000190 DUNS: 112403295 CAGE: 3DXC3
(X) 9A. Amendment of Solicitation No.	
9B. Date (See Item 11)	
X 10A. Modification of Contract/Order No.	DG1335-08-CN-0002
10B. Date (See Item 13)	Oct 18, 2007
Code	
Facility Code	

11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS

☐ The above numbered solicitation is amended as set forth in item 14. The hour and date specified for receipt of Offers ☐ is extended ☐ is not extended. Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods: (a) By completing items 8 and 15, and returning ____ copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. Accounting and Appropriation Data (if required)
61081050012100120101010000800000000000000025990000000000 $ US 0.00

13. THIS ITEM APPLIES ONLY TO MODIFICATIONS OF CONTRACT/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.

(x)	
	A. This change order is issued pursuant to: (Specify authority) The changes set forth in item 14 are made in the Contract Order No. in item 10A.
	B. The above numbered Contract/Order is modified to reflect the administrative changes (such as changes in paying office, appropriation date, etc.) Set fourth item 14, pursuant to the authority of FAR 43.103 (b)
X	C. This supplemental agreement is entered into pursuant to authority of: Mutual Agreement of the Parties
	D. Other (Specify type of modification and authority)

E. IMPORTANT: Contractor ☐ is not, ☒ is required to sign this document and return 1 copies to the issuing office.

14. Description of Amendment/Modification (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)

The Purpose of this modification is to add the following provision to page 25 of the contract in Section C.3 (Statement Of Work). Paragraph F. is added "Incorporation By Reference".

1. Subparagraph - F.1 - "The Contractor's Quote, dated 30 July 2007, including the 16 October 2007 Revision, is incorporated by reference as if fully set forth herein."

This modification is for no cost. All other terms and conditions remain unchanged.

Except as provided herein, all terms and conditions of the document referenced in item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.

15A. Name and Title of Signer (Type or Print)	
16A. Name and title of Contracting Officer (Type or Print)	DIANE R. TRICE 301-713-0838 x 102 Contract Specialist Diane.Trice@noaa.gov
15B. Contractor/Offeror	(Signature of person authorized to sign)
15C. Date Signed	
16B. United States of America	(Signature of Contracting Officer)
16C. Date Signed	Nov 1, 2007

NSN 7540-01-152-8070 30-105 **STANDARD FORM 30** (REV. 10-83)
PREVIOUS EDITIONS UNUSABLE Prescribed by GSA FAR (48 CFR) 53.243